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                                    EXHIBIT 5


           [LETTERHEAD OF RICHMAN, MANN, CHIZEVER, PHILLIPS & DUBOFF.]


                               September 19, 2000


Penn Octane Corporation
77-530 Enfield Lane, Building D
Palm Desert, California 92211

        Re:    Registration Statement on Form S-3

Gentlemen:

        We have acted as securities counsel to Penn Octane Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement relates to the public offering by certain selling stockholders named therein (the "Selling Stockholders") of up to 7,357,111 shares of common stock of the Company (the "Shares").

        The Shares are to be sold by the Selling Stockholders. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including
(i) the Registration Statement of the Company filed with the Securities and Exchange Commission; (ii) the Certificate of Incorporation and the Bylaws of the Company; (iii) the form of common stock Certificate; (v) copies of certain resolutions adopted by the Board of Directors of the Company relating to the filing of the Registration Statement and any amendments of supplements thereto and related matters made available to us by the Corporation for inspection; and
(vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

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        We express no opinion as to compliance with the securities or "blue sky"
laws of any state in which the common stock are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of such securities.

        Based on the foregoing, it is our opinion that, subject to effectiveness with the Securities and Exchange Commission of the Registration Statement and to registration or qualification under the securities laws of the states in which securities may be sold, the Shares are duly and validly authorized and constitute legally issued, fully paid and nonassessable shares of common stock of the Company.

        We consent to the use of our name under the caption "Legal Matters" in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

        The opinions set forth herein are based upon the federal laws of the United States of America and the laws of the State of Delaware, all as now in effect. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                             Respectfully submitted,

                 /s/ RICHMAN, MANN, CHIZEVER, PHILLIPS & DUBOFF